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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Abraxas Energy Partners, L.P.
San Antonio, Texas

        We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our reports dated April 24, 2008, relating to the consolidated financial statements of Abraxas Energy Partners, L.P. ("Successor") and Abraxas Petroleum Corporation ("Predecessor"), which are contained in that Prospectus.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO SEIDMAN, LLP BDO Seidman, LLP Dallas, Texas
April 24, 2008

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm